UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 25, 2005

ISCO INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 CAMBRIDGE DRIVE, ELK GROVE VILLAGE, ILLINOIS, 60007

(Address of Principal Executive Offices)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On July 25, 2005, ISCO International, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) for the sale of the Company’s common stock to the Company’s two largest stockholders (including affiliates), Alexander Finance, L.P. (“Alexander”) through its affiliate Grace Brothers LTD (“Grace”), Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (“Elliott International” and together with Elliott Associates, “Elliott”). Alexander and Manchester Securities Corporation (“Manchester”), a wholly owned subsidiary of Elliott Associates, are also the holders of approximately $10 million in principal and interest of debt (the “Notes”) issued by the Company. The Notes are currently due April 1, 2006 and contain a covenant requiring prepayment of the outstanding debt from the proceeds of any equity sales.

The transaction is structured as a private placement of securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Under the Securities Purchase Agreement, the Company will issue an aggregate of 20,000,000 shares of common stock at a per share price of $0.22, or an aggregate of $4,400,000 in proceeds to the Company. The specific purchase amounts are as follows: 500,000 shares to Elliott Associates for $110,000, 9,500,000 shares to Elliott International for $2,090,000, and 10,000,000 shares to Grace for $2,200,000. There were no commissions or underwriting discounts as a result of this transaction.

Concurrently with the execution of the Securities Purchase Agreement, the Company, Manchester and Alexander entered into an amendment to and waiver under the existing loan documents (the “Loan Amendment and Waiver”) whereby Manchester and Alexander each agreed to extend the maturity date of the Notes from April 1, 2006 to August 1, 2007 and to waive a provision of the current loan agreement whereby they would be entitled to receive the proceeds of any issuance of capital stock to prepay the outstanding debt.

The Company intends to use the proceeds from the issuance to finance the Company’s new product development and for general working capital purposes.

The Securities Purchase Agreement contains standard representations, warranties and covenants for a private placement under Rule 506 of Reg. D. The closing of the transaction is conditioned upon, among other things, obtaining approval by the American Stock Exchange (“AMEX”) for the additional listing of shares. The Company will file a registration statement with the SEC on Form S-3 (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an S-3 as soon as Form S-3 becomes available to the Company) within 90 days of closing. Closing is expected in the next week or two subject to AMEX approval.

In addition, because Elliott and Alexander each own more than 10% of the Company’s outstanding common stock, the Company believes that Elliott and Alexander are likely subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, which address short-swing profits for sales and purchases made within a six month period as a result of their purchase of shares pursuant to the Securities Purchase Agreement. Elliott and Alexander have each sold stock at various times and amounts at prices in excess of $.22 per share during the previous six months. These profits are expected to be in excess of $500,000. For these reasons, the Company intends to submit a demand upon closing of the transaction to Elliott and Alexander that they promptly remit such profits to the Company.

The above description is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1 and the Amendment to and Waiver Under Loan Documents attached hereto as Exhibit 10.2. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

Item 2.02. Results of Operation and Financial Conditions.

On July 25, 2005, the Company issued a press release reporting its financial results for the second quarter ended June 30, 2005.

The Company will discuss these financial results during a conference call on July 28, 2005 at 4 p.m. eastern time. To participate in the call domestically, dial 1-866-597-7788. International callers should dial 1-706-643-7535. The conference name is “ISCO.” The call will be replayed for 30 days at 1-800-408-3053 (or 1-416-695-5800 for international callers), with a pass code of 3159587#..

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. The Company will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link will be provided at www.iscointl.com and is copied below.

Webcast link: http://www.webcastir.com/WCframe.asp?B=826&ID=175&L=1

A copy of the press release reporting the Company’s financial results for the first quarter ended June 30, 2005, is furnished to this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Report is hereby incorporated in Item 3.02 by reference.

Item 8.01. Other Events.

The Company also announced that it has two new product families in the pipeline based upon core Company intellectual property. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

(c)	Exhibit No.	Description
	10.1	Securities Purchase Agreement by and among ISCO International, Inc. Alexander Finance, L.P., Grace Brothers LTD, Elliott Associates, L.P., and Elliott International, L.P. dated July 25, 2005

	10.2	Amendment to and Waiver Under Loan Documents by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated July 25, 2005

	99.1	Press Release dated July 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: July 25, 2005	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
10.1*	Securities Purchase Agreement by and among ISCO International, Inc. Alexander Finance, L.P., Grace Brothers LTD, Elliott Associates, L.P., and Elliott International, L.P. dated July 25, 2005

10.2*	Amendment to and Waiver Under Loan Documents by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated July 25, 2005

99.1*	Press Release dated July 25, 2005.

*	Filed herewith